As filed with the Securities and Exchange Commission on May 18, 1995
                                              Registration No. 33-_______

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                            ------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                            ------------------

                        ACCLAIM ENTERTAINMENT, INC.
          (Exact name of registrant as specified in its charter)

              Delaware                          38-2698904
     (State or other jurisdiction of          (I.R.S Employer
     incorporation or organization)        Identification Number)

                             One Acclaim Plaza
                        Glen Cove, New York  11542
                 (Address of principal executive offices)

                            ------------------

                        Acclaim Entertainment, Inc.
                          1988 Stock Option Plan
                         (Full title of the plan)

                            ------------------

          Gregory E. Fischbach               Copy to:
          Chief Executive Officer            Eric M. Lerner, Esq.
          One Acclaim Plaza                  Rosenman & Colin
          Glen Cove, New York  11542         575 Madison Avenue
          (516) 656-5000                     New York, New York 10022
          (Name, address and telephone       (212) 940-7157
          number of agent for service)

                            ------------------

                      CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------------
Title of                          Proposed maximum   Proposed maximum     Amount of
securities to      Amount to be   offering price     aggregate offering   registration
be registered       registered    per share*         price*               fee
- --------------------------------------------------------------------------------------
Common Stock,
 par value $0.02
 per share.......   6,000,000       $16.3125            $97,875,000        $33,748
- --------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee; computed, pursuant to Rule 457(c), upon the basis of the average of the high and low prices of the Common Stock as quoted on The NASDAQ Stock Market's National Market System on May 11, 1995.

                            ------------------

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Acclaim Entertainment, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Registration Statement:

          (a) Annual Report on Form 10-K for the fiscal year ended August 31, 1994, filed on November 28, 1994 (File No. 0-
     16986);

          (b) Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1994, filed on January 13, 1995 (File No.
     0-16986);

          (c) Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 1995, filed on April 10, 1995
     (File No. 0-16986);

          (d) Current Report on Form 8-K, filed on March 31, 1995 (File No. 0-16986); and

          (e) The information in respect of the Company's common stock under the caption "Description of Registrant's Securities to be Registered" contained in the Registration Statement on Form 8-A filed on June 8, 1988, as amended by the Current Report on Form 8-K, dated August 24, 1989, relating to the one-for-two stock split effected by the Company
     (File No. 0-16986).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of filings of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Certificate of Incorporation of the Company provides that any person may be indemnified against all expenses and liabilities to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     Section 145 of the General Corporation Law of Delaware, the law of the state in which the Company is incorporated, empowers a corporation within certain limitations to indemnify any person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any suit or proceeding to which he is a party by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as long as he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful.

     The Company has in effect directors' and officers' liability insurance.

ITEM 8.  EXHIBITS

   Exhibit No. Description
   ----------- -----------
     *4(a)   - Acclaim Entertainment, Inc. 1988 Stock Option Plan,
               as amended and restated.

      4(b)   - Certificate of Incorporation (incorporated by
               reference to Exhibit 3.1 to the Company's
               Registration Statement on Form S-1, Registration
               No. 33-28274, filed on April 21, 1989, as amended).

      4(c)   - Amendment to Certificate of Incorporation
               (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1,
               Registration No. 33-28274, filed on April 21, 1989, as amended).

     *4(d)   - Amendment to Certificate of Incorporation.

     *4(e)   - Amended and Restated By-Laws of the Company.

      4(f)   - Specimen of common stock certificate of the Company
               (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended August 31, 1991, filed on November 8, 1989, as amended (File No. 0-16986)).

     *5      - Opinion of Rosenman & Colin.

      23(a)  - Consent of Grant Thornton LLP (included on page II-7).

      23(b)  - Consent of Rosenman & Colin (included in Exhibit
               5).

      24     - Power of Attorney (included on page II-6)

- ---------------------------
*  Filed herewith

ITEM 9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution of the securities being registered hereby not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (b) that, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glen Cove, State of New York, on this 17th day of May, 1995.

                                   ACCLAIM ENTERTAINMENT, INC.
                                         (Registrant)

                                   By    Gregory E. Fischbach
                                     ----------------------------
                                         Gregory E. Fischbach
                                     Co-Chairman of the Board and
                                        Chief Executive Officer

                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory E. Fischbach and James Scoroposki, and each or either of them, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Title                           Date
     ---------                     -----                           ----
  Gregory E. Fischbach        Co-Chairman; Chief Executive     May 17, 1995
- ------------------------       Officer; Director
  Gregory E. Fischbach

  James Scoroposki            Co-Chairman; Senior Executive    May 17, 1995
- ------------------------       Vice President; Treasurer;
  James Scoroposki             Secretary; Director

  Robert Holmes               President; Chief Operating       May 17, 1995
- ------------------------       Officer; General Manager;
  Robert Holmes                Director

  Bernard J. Fischbach        Director                         May 17, 1995
- ------------------------
  Bernard J. Fischbach

  Michael Tannen              Director                         May 17, 1995
- ------------------------
  Michael Tannen

  Robert H. Groman            Director                         May 17, 1995
- ------------------------
  Robert H. Groman

  James Scibelli              Director                         May 17, 1995
- ------------------------
  James Scibelli

  Bruce Ravenel               Director                         May 17, 1995
- ------------------------
  Bruce Ravenel

  Anthony R. Williams         Executive Vice President;        May 17, 1995
- ------------------------       Chief Financial and
  Anthony R. Williams          Accounting Officer

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of
  Acclaim Entertainment, Inc.

          We have issued our report dated October 20, 1994 accompanying the consolidated financial statements and schedules of Acclaim Entertainment, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended August 31, 1994, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

GRANT THORNTON LLP

New York, New York
May 18, 1995

                                 EXHIBIT INDEX

Document                                              Page Number
- --------                                              -----------
4(a)   -  Acclaim Entertainment, Inc. 1988
          Stock Option Plan, as amended
          and restated.

4(b)   -  Certificate of Incorporation
          (incorporated by reference to
          Exhibit 3.1 to the Company's
          Registration Statement on Form S-1,
          Registration No. 33-28274, filed on
          April 21, 1989, as amended).

4(c)   -  Amendment to Certificate of
          Incorporation (incorporated by
          reference to Exhibit 3.2 to the
          Company's Registration Statement on
          Form S-1, Registration No. 33-28274,
          filed on April 21, 1989, as amended).

4(d)   -  Amendment to Certificate of Incorporation.

4(e)   -  Amended and Restated By-Laws of the
          Company.

4(f)   -  Specimen of common stock certificate of
          the Company (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended August 31, 1991, filed on November 8, 1989, as amended
          (File No. 0-16986)).

5      -  Opinion of Rosenman & Colin.

23(a) - Consent of Grant Thornton LLP (included on page II-7).

23(b)  -  Consent of Rosenman & Colin (included in
          Exhibit 5).

24     -  Power of Attorney (included on page II-6)